                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 13D


                   Under the Securities Exchange Act of 1934
                              (Amendment No. __)*


        DDL Electronics, Inc. (formerly Data-Design Laboratories, Inc.)
        ---------------------------------------------------------------
                               (Name of Issuer)

                                 Common Stock
                             ---------------------
                        (Title of Class of Securities)

                                  233167 10 5
                                  -----------
                                (CUSIP Number)

  William E. Cook, 1270 N.W. 167th Place, Beaverton, OR 97006 (503/645-3807)
  --------------------------------------------------------------------------
           (Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications)

                                 June 30, 1992
                     ---------------------------------------
            (Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box ____.

Check the following box if a fee is being paid with the statement: __x__. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7).

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies should be sent.

*The remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

     This Schedule 13D contains 017 sequentially numbered pages.

     The exhibit index appears at sequentially numbered page 005.

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                                 Schedule 13D

1.  Name of reporting person
    S.S. or I.R.S. identification no. of above person

    William E. Cook, President of DDL Electronics, Inc.
    1270 N.W. 167th Place, Beaverton, OR 97006

2.  Check the appropriate box if a member of a group*    (a)   ____
                                                         (b)   ____

3.  SEC use only

    ___________________________________________________________________________

4.  Source of funds*

    PF

5.  Check box if disclosure of legal proceedings is required pursuant to Items
    2(d) or 2(e)     _____

    Not Applicable

6.  Citizenship or place of organization

    USA

7. Number of shares beneficially owned by each reporting person with sole voting power

    1,093,814

8. Number of shares beneficially owned by each reporting person with shared voting power

    Not Applicable

9. Number of shares beneficially owned by each reporting person with sole dispositive power

    1,093,814

10. Number of shares beneficially owned by each reporting person with shared dispositive power

    Not Applicable

11. Aggregate amount beneficially owned by each reporting person

    1,093,814

12. Check box if the aggregate amount in Row (11) excludes certain shares* ____

    Not Applicable

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13. Percent of class presented by amount in Row (11)

    7.6%

14. Type of reporting person*

    IN

                     *SEE INSTRUCTIONS BEFORE FILLING OUT!
         INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7 (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION.

Item 1.  Security and Issuer.

    This Statement relates to shares of Common Stock, $.01 par value, of DDL Electronics, Inc., formerly Data-Design Laboratories, Inc., a Delaware corporation (the "Company"), whose principal executive offices are located at 1270 N.W. 167th Place, Beaverton, Oregon 97006.

Item 2.  Identity and Background.

    (a)  The name of the person filing this Statement is William E. Cook.

    (b) Mr. Cook's address is DDL Electronics, Inc., 1270 N.W. 167th Place, Beaverton, OR 97006.

    (c) The present principal occupation of Mr. Cook is President and Chief Executive Officer of DDL Electronics, Inc. DDL Electronics, Inc. performs electronic manufacturing and printed circuit board fabrication services in Beaverton, Oregon, Chatsworth, California and in Northern Ireland. Mr. Cook is also a director of the Company.

    (d) During the last five years, Mr. Cook has not been convicted in a criminal proceeding.

    (e) During the last five years, Mr. Cook has not been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction which resulted in a judgment, decree, or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

    (f)  Mr. Cook is a citizen of the United States.

Item 3.  Source and Amount of Funds or Other Consideration.

    Mr. Cook currently anticipates that any exercise of the options described in Item 6 would be financed through the use of personal funds. Since the options are exercisable at a price of $.50 per shares, and since the options cover 1,093,814 shares of the Company's Common Stock, Mr. Cook would require the sum of $546,907 to exercise all such options.

Item 4.  Purpose of Transaction.

    Mr. Cook currently anticipates that any shares of the Company's Common Stock obtained through the exercise of the options described in Item 6 would be acquired for investment purposes. Except with respect to the possible exercise of such options, Mr. Cook does not have any plans or proposals that relate to or would result in the matters described in paragraphs (a)-(j) of Item 4 to
Schedule 13D.

Item 5.  Interest in Securities of the Issuer.

    (a) Mr. Cook is deemed to beneficially own an aggregate of 1,093,814 shares of Common Stock, $.01 par value, of the Company, representing 7.6% of the class. All such shares relate to an option granted to Mr. Cook to purchase an aggregate of 1,093,814 shares of the Company's Common Stock.

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    (b)  Not applicable at this time.  Upon exercise, Mr. Cook intends to retain the sole power to vote and dispose of all shares of the Company's Common Stock then owned by Mr. Cook.

    (c) No transactions in the Company's Common Stock have been affected by Mr. Cook in the past 60 days.

    (d)  Not applicable.

    (e)  Not applicable.

Item 6. Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer.

     On December 3, 1991, Mr. Cook was granted an option to purchase 596,992 shares of the Company's Common Stock. Such option has been increased to 1,093,814 shares of Common Stock pursuant to anti-dilution provisions of the related General Nonstatutory Stock Option Agreement (the "Agreement"). One-half of the originally granted options become exercisable on December 3, 1991, 25% on June 30, 1992 and 25% on June 30, 1993. Anti-dilution options became exercisable retroactively or prospectively in the same proportion when issued. None of these options have been exercised to date. One-half of the options terminate on December 3, 1996, 25% on June 30, 1997 and 25% on June 30, 1998. In the future, additional options may be granted pursuant to the Agreement, which options will have the exercise and termination characteristics described in this Item 6.

Item 7.  Material to Be Filed as Exhibits.

    (a) General Nonstatutory Stock Option Agreement dated December 3, 1991 by and between the Company and William E. Cook.

                                   Signature
                                   ---------

     After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this Statement is true, complete and correct.


1/10/94                                   /s/ William E. Cook
-----------------------------             -------------------------------------
Date                                      Signature

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                                 EXHIBIT INDEX
                                 -------------

                                                          SEQUENTIALLY NUMBERED
                                                             PAGE WHERE EXHIBIT
                                                             CAN BE FOUND OR IS
                                                                INCORPORATED BY
EXHIBIT NUMBER        DESCRIPTION                                     REFERENCE
--------------        -----------                         ---------------------

       1              General Nonstatutory Stock Option             006
                      Agreement dated December 3, 1991,
                      by and between Data-Design
                      Laboratories, Inc. (now known as
                      DDL Electronics, Inc.), a Delaware
                      corporation, and William E. Cook.

                                   EXHIBIT A

                        DATA-DESIGN LABORATORIES, INC.

                  GENERAL NONSTATUTORY STOCK OPTION AGREEMENT

     This Stock Option Agreement ("Agreement") is made effective as of the 3rd day of December, 1991, by and between Data-Design Laboratories, Inc., a Delaware corporation ("Company"), and William E. Cook ("Optionee").

                         STATEMENT OF BACKGROUND FACTS

     The Board of Directors of the Company ("Board") has, pursuant to its duly adopted Resolutions of December 3, 1991, established the Data-Design Laboratories, Inc. General Nonstatutory Stock Option Plan ("Plan") and has granted full authority to the Compensation Committee of the Board ("Committee") to make grants under the Plan.

     Solely to induce the Optionee to agree to employment by the Company pursuant to the terms of an Employment Agreement dated December 3, 1991 ("Employment Agreement"), the Committee, by action taken on December 3, 1991 ("Grant Date"), granted to the Optionee an option under the Plan ("Option") to purchase shares of the common stock of the Company ("Common Stock") in the amounts and on the terms and conditions set forth herein. This Agreement, the form of which was approved by the Committee, is intended to memorialize the terms and conditions upon which the Committee granted the Option to the Optionee.

     In consideration of the foregoing and of the mutual covenants set forth herein and other good and valuable consideration, the parties hereto agree as set forth below.

                                   AGREEMENT

     1.  The Option.
         ----------

         (a) The Optionee may, at the Optionee's option and subject to the terms and conditions set forth herein, purchase under the Plan all or any part of an aggregate of 596,992 shares of Common Stock ("Option Shares"), representing 9% of the Company's currently issued and outstanding shares of Common Stock, at the

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price per share set forth in Section 2(a) below and subject to adjustment as provided in Section 2(c) below.

     2.  Exercise of Option.
         ------------------

         (a) Option Price and Vesting. The Option shall vest and be exercisable at $.50 per share ("Option Price") (such price being equal to the lowest closing price of the Company's Common Stock during the thirty (30) day period immediately preceding the date hereof) as to the percentage of the Option Shares on and after the start dates and on or before the termination dates set forth below ("Exercise Periods"):

                                            Exercise Periods
               % of Option                  ----------------
                  Shares                  Start            Termination
               -----------                -----            -----------

                   50%                December 1, 1991   December 3, 1996
                   25%                  June 30, 1992      June 30, 1997
                   25%                  June 30, 1993      June 30, 1998

     Notwithstanding the foregoing, in the event that, prior to December 3, 1992, the Optionee's employment with the Company is terminated as a result of either of his voluntary resignation (as defined in Section 4(b) of the Employment Agreement) or an involuntary termination for Cause (as defined in
Section 4(c) of the Employment Agreement), then the 50% vested portion of the Option shall be automatically reduced to the lower vested percentage ("Revised Percentage") calculated as follows:

     (50%) times     (No. of days the Optionee was employed by the Company
                      divided by 365)

In the event the Revised Percentage becomes applicable but the Optionee has previously exercised his Option as to a larger percentage than the Revised Percentage, then the Company or its designee shall have the right and option, exercisable within 30 days of the Optionee's employment termination, to repurchase the Option Shares attributable to the difference between the Revised Percentage and the percentage previously exercised by the Optionee at the original Option Price.

         (b) Option Exercise. The Option may be exercised when installments vest as indicated by the start dates in Section 2(a) above with respect to all or part of the Option Shares covered by such vested installments, subject, however, to further restrictions contained in this Agreement. In the event that the Optionee shall exercise the Option for less than the full number of Option Shares included within the vested installment at the time of exercise, the Optionee shall be entitled to exercise the Option (in one or more subsequent increments) for the balance of the Option Shares included in such vested installment. In no event shall the Optionee be entitled to exercise the Option for fractional shares of Common Stock or for a number of shares exceeding the maximum number of Option Shares. The Optionee acknowledges that the Optionee has no right whatsoever to exercise the Option granted hereunder with respect to any Option Shares unless and until the right to exercise the Option with respect to such Option Shares has vested as provided above.

         (c)  Option Adjustments.

              (i) Except as provided otherwise in subparagraphs (ii), (iii) and (iv) below, if the outstanding shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through reorganization, recapitalization (other than as a result of the conversion, exchange or exercise of the Company's currently outstanding securities or options or the sale of new shares of Common Stock or new securities convertible into shares of Common Stock), reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the number or kind of shares and the per share Option Price thereof subject to this Option; provided, however, that no such adjustment need be made if, upon the advice of counsel, the Board or the Committee determines that such adjustment may result in the receipt of federally taxable income to the Optionee, to holders of other derivative securities of the Company or holders of Common Stock or other classes of the Company's securities.

              (ii) If, at any time or from time to time after the date hereof and until December 2, 1994, any holder of the Company's currently outstanding 7% Convertible Subordinated Debentures due 2001 or the Company's 8 1/2% Convertible Subordinated Debentures due 2008 (together, the "Debentures") converts or exchanges any of such Debentures into shares of Common Stock of the Company, securities convertible into shares of Common Stock of the Company ("Convertible

Securities") and/or preferred stock participating in the profits of the Company on a basis which is substantially similar to that of Common Stock
("Participating Preferred"), then the number of Option Shares which the Optionee shall be entitled to purchase pursuant to this Option shall be increased by that number of shares of Common Stock equaling:

     nine percent (9%) of the lesser of (a) the number of shares of Common Stock into which any such Debentures are actually converted or exchanged plus the number of shares of Common Stock into which any new Convertible Securities which are actually issued by the Company in conjunction with such Debenture conversion or exchange are themselves convertible plus the number of shares of Participating Preferred actually issued in conjunction with such Debenture exchange or conversion, or (b) two (2) times the number of shares of Common Stock into which the Debentures that are actually converted or exchanged were originally convertible pursuant to the terms of such Debentures as in effect on the date hereof.

In addition, in the event that, in connection with such Debenture exchange or conversion, equity or debt securities are issued ("PIK Securities"), whose dividends or interest are payable, as a whole or in part, by shares of Common Stock, then if, when and to the extent shares of Common Stock ("PIK Shares") are actually issued in respect of PIK Securities between the date of the issuance of the PIK Securities and the date the Optionee makes his Final Exercise (as defined in subparagraph (iii) below), the number of Option Shares which the Optionee shall be entitled to purchase pursuant to this Option shall be increased by nine percent (9%) of the number of such PIK Shares which are issued; provided, however, that the adjustment to the number of Option Shares under all provisions of this subparagraph (ii) shall in no event exceed two (2) times the number of shares of Common Stock into which the Debentures that are actually converted or exchanged were originally convertible pursuant to the terms of such Debentures as in effect on the date hereof.

              (iii) If, at any time or from time to time, any holder of an option to purchase Common Stock which is outstanding on the date hereof (other than the Option granted pursuant to this Agreement) with an exercise price of less than $1.00 per share ("Recent

Options") exercises such option, then the number of Option Shares which the Optionee shall be entitled to purchase pursuant to this Option shall be increased by that number of shares of Common Stock equaling nine percent (9%) of the number of shares of Common Stock actually issued upon the exercise of such Recent Options.

              In addition, at the time the Optionee exercises his final vested installment ("Final Exercise") (whether such final installment be the last 25% installment vesting June 30, 1993 or, because of an employment termination prior to June 30, 1993, some prior vested installment), the number of Option Shares which the Optionee shall be entitled to purchase pursuant to this Option shall be increased by that number of shares of Common Stock subject to "Unexercised, In-The-Money Recent Options" on the date of Final Exercise. "Unexercised, In-The-Money Recent Options" shall mean those Recent Options outstanding on the date of Final Exercise which (a) have not yet been exercised, (b) have not been cancelled due to the recipient's employment termination or otherwise, and (c) have an exercise price which is equal to or lower than the closing price of the Company's Common Stock on the business day immediately preceding the date of Final Exercise.

              (iv) Notwithstanding the foregoing, upon the date of termination of the Optionee's employment with the Company for any reason, the provisions set forth in subparagraphs (ii) and (iii) of this Section 2 shall no long remain in effect, and the Optionee shall no longer be entitled to the protection afforded by such provisions; provided, however, that in the event that Cook's employment is involuntarily terminated by the Company without Cause (as defined in Section 4(c) of the Employment Agreement), the provisions of subparagraph (ii) of this Section 2 shall remain in effect until ninety (90) days after the date of the Optionee's employment termination at which time the specific protections of subparagraph (ii) shall terminate.

              (v) Example #1. Facts: No Recent Options have been exercised and no stock splits or similar "automatic adjustment" events have occurred. In 1993 and while the Optionee is employed by the Company, an exchange offer is consummated with some but not all of the holders of the Debentures. As a result of that exchange transaction, the holders of Debentures which are currently convertible into 2,500,000 shares of Common Stock of the Company exchange their Debentures for:

     -  1,000,000 shares of Common Stock;

     -  Warrants for 7,000,000 shares of Common Stock; and

     -  Non-convertible promissory notes of the Company for a specified amount.

As a result of the provisions of paragraph (ii) above, the Optionee's number of Option Shares would equal:

     596,992 plus (9% of 5,000,000)

              Example #2: No exchange has been made as to the Debentures and no stock splits or comparable events have occurred. The Optionee fully exercises his final vested installment of 25% in June 1998. Of the Recent Options (which, as of December 3, 1991, covered 309,000 shares of Common Stock), options covering 109,000 shares have been cancelled due to employee terminations and options covering 200,000 shares are "in the money" (i.e., the closing price of the Company's shares on the business day before the date of Final Exercise exceeded the option or strike price of the Recent Options). No outstanding Recent Options are not "in the money" and no Recent Options have been exercised. At the time of the Optionee's final exercise as to the last 25% installment of his Option, and as a result of the provisions of paragraph
(iii) above, the Optionee's number of Option Shares would equal:

     596,992 plus (9% of 200,000).

         (d) Manner of Exercise. The Option shall be exercised by giving to the Company written notice thereof during any applicable Exercise Period, and specifying in such notice the number of Option Shares with respect to which such Option is being exercised.

     3. Termination of Option Because of Employment Termination. The Option shall terminate before the applicable start dates set forth in Section 2 above in the following circumstances:

         (a) Death or Disability. If the Optionee's employment by the Company is terminated by reason of the death or "disability" (as defined in the Employment Agreement) of the Optionee, then:

              (i) the Exercise Periods shall end on the applicable termination dates specified in Section 2(a) above; and

              (ii) the Optionee or legal representative (in the case of disability) or the Optionee's executor or administrator, or the person or persons to whom the Option's rights under this Option shall pass by will or by the applicable laws of descent and distribution (in the case of death), may exercise the unexercised portion (or any lesser amount) of the Option, only to the extent that it was vested and therefore exercisable by the Optionee under
Section 2 on the date of such employment termination.

         (b) Other Termination. If the Optionee's employment by the Company is terminated for any reason other than death or disability as provided above, then:

              (i) the Exercise Periods shall end on the applicable termination dates set forth in Section 2(a) hereof; and

              (ii) the Option shall be exercisable only to the extent that it was vested and therefore exercisable by the Optionee under Section 2 on the date of such termination of employment.

     4. Termination of Option Because of Other Grants. In the event that the Committee approves the grant of any new options to purchase shares of Common Stock under the Plan to any person commencing employment with the Company subsequent to the date hereof (a "New Employee"), the grant of options to whom was recommended to the Committee by the Optionee because of the need for additional management in the turn-around team, the Optionee shall be required to surrender for cancellation options covering that number of shares subject to the Option equal to the number of shares approved by the Committee to be granted to any such New Employee. Upon cancellation of any such Option Shares, such shares shall be available for grant to any such New Employee by the Committee. It is understood that options under the Plan will be granted solely to induce the New Employee to agree to employment by the Company pursuant to the terms of an employment agreement.

     5. Accelerated Vesting. Upon the occurrence of an "Acceleration Event" prior to June 30, 1993, the shares of Common Stock subject to installments of the Option which have not yet vested pursuant to Section 2(a) hereof will automatically vest on the closing date of such Acceleration Event. For purposes of this paragraph, "Acceleration Event" means:

         (a)  a sale of all or substantially all of the Company's assets;

         (b) a sale to one person or entity, or two or more persons or entities acting in concert, (other than to TBM Associates, Inc. and/or Alan Patricof Associates or an affiliate of or fund managed by either of them, or in connection with the conversion or exchange of the Debentures) of equity securities of the Company representing more than 25% of the aggregate voting power of all outstanding equity securities of the Company;

         (c)  the dissolution or liquidation of the Company; or

         (d) a merger, consolidation or other reorganization of the Company (other than a reincorporation of the Company or a reorganization described in Section 368(a)(1)(F) of the Internal Revenue Code) with one or more other corporations as a result of which the Company goes out of existence or becomes a subsidiary of another corporation shall own, directly or indirectly, more than 50% of the aggregate voting power of all outstanding equity securities of the Company).

     6. Delivery of Certificates. As soon as practicable after any proper exercise of the Option in accordance with the provisions of this Agreement, the Company shall deliver to the Optionee at the main office of the Company, or such other place as shall be mutually acceptable, a certificate or certificates representing such shares of Common Stock to which the Optionee is entitled upon exercise of the Option.

     7. Rights in Shares Before Issuance and Delivery. Upon proper exercise of the Option (whether as a whole or in part) and payment of the Option Price required by such exercise, the Optionee shall immediately have all stockholder rights and privileges as to the Option Shares acquired by the Optionee in such exercise

<PAGE 15>

notwithstanding any delays in issuance and delivery of the relevant stock certificate(s).

     8. Nontransferability of Option. The Option is not transferable otherwise than to a grantor trust, plan or account created by the Optionee solely for estate planning purposes, by will or the laws of descent and distribution or for retirement planning purposes. The Option shall not be otherwise transferred, assigned, pledged, hypothecated, or disposed of in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer the Option otherwise than by will or the laws of descent and distribution, or to assign, pledge, hypothecate or otherwise dispose of the Option, or upon the levy of any execution, attachment or similar process thereon, the Option shall become null and void and any subsequent attempted exercise of the Option shall be ineffective against the Company. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     9. Certain Representations and Warranties. The Optionee expressly acknowledges, represents and agrees:

         (a) that if the Optionee uses Common Stock of the Company to pay the exercise price of the Option, the Optionee has been advised to consult with a competent tax advisor regarding the applicable tax consequences prior to utilizing such Common Stock to exercise an Option; and

         (b)  that if the Optionee is a person subject to the provisions of
Section 16 of the Securities Exchange Act of 1934, the Optionee has been advised to consult with a competent federal securities law advisor as to the reporting obligations and potential liability for profits under said Section 16 with respect to the granting and exercise of the Option.

     10. No Employment Rights or Obligations. Nothing in the Plan or in this Agreement shall be construed to create or imply any contract of employment between the Company, or any direct or indirect parent or subsidiary corporation of the Company, (the "Participating Companies") and the Optionee. Nothing in the Plan or in this Agreement shall confer upon the Optionee any right to continue in the employ of the Company or any of the Participating Companies or confer upon any of the Participating Companies any right to require continued employment by the Optionee. Except as may be expressly provided in a separate written agreement, the Optionee acknowledges and agrees that the employment of the Optionee by such Participating Company is expressly at the will of the Participating Company, and the Participating Company may terminate the Optionee's employment by such Participating Company at any time for any reason or for no reason. Similarly, except as may be expressly provided in a separate written agreement, the Optionee may terminate his employment with a Participating Company at any time for any reason or for no reason.

     11. Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, and not the laws pertaining to conflicts or choice or laws, of the State of California applicable to agreements made and to be performed wholly within the State of California.

     12. Agreement Binding on Successors. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors, transferees and assigns of the Company and the Optionee.

     13. Necessary Acts. The Optionee agrees to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to the cancellation of options in connection with the issuance of options to New Employees and compliance with federal and/or state securities and/or tax laws.

     14. Registration of Shares. The Company will use all commercially reasonable efforts to register the Option Shares on Form S-8 under the Securities Act of 1933 and, if the Company's shares of Common Stock are listed on the New York Stock Exchange at the time of such registration, to list the Option Shares on the New York Stock Exchange.

     15. Invalid Provisions. In the event that any provision of this Agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision was not contained herein.

     16. Counterparts. For convenience, this Agreement may be executed in any number of identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for any other purpose without the production of any other counterparts.

     IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement effective as of the date first written above.

DATA-DESIGN LABORATORIES, INC.            OPTIONEE


By:  /s/ Alan R. Steel                    /s/ William E. Cook
   ---------------------------            -----------------------------------
   Alan R. Steel,                         William E. Cook
   Chief Financial Officer

     By her signature below, the spouse of the Optionee, if such Optionee be legally married as of the date of execution of this Agreement, acknowledges that she has read this Agreement and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of said Agreement.


                                          -----------------------------------
                                          Spouse's Signature


                                          -----------------------------------
                                          Printed Name

                                    Dated:  _________________________________